UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                       July 18, 2017 (July 18, 2017)
Date of Report (Date of earliest event reported)

           International Seaways, Inc.
(Exact Name of Registrant as Specified in Charter)

1-37836-1
Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue
New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Proposed amendment to credit facility
International Seaways, Inc. ("INSW" or "the Company") is currently in the process of seeking an amendment (the "First Amendment") to its outstanding Credit Facility consisting of (i) a revolving credit facility of $50 million and (ii) a term loan of $500 million containing an accordion feature whereby the term loan may be increased up to an additional $50 million subject to certain conditions, dated as of June 22, 2017, among the Company, International Seaways Operating Corporation (the Administrative Borrower), certain of its subsidiaries, Jefferies Finance LLC and JP Morgan Chase Bank, N.A., as joint lead arrangers, UBS Securities LLC, as joint bookrunner, DNB Markets Inc., Fearnley Securities AS, Pareto Securities Inc. and Skandinaviska Enskilda Banken AB (Publ) as co-managers, and the other lenders party thereto.  The First Amendment would, pursuant to the accordion feature under the Credit Facility, increase the outstanding term loan by an incremental $50 million. No other terms of the Credit Facility would be amended. The Company may decide not to proceed with the First Amendment depending on market conditions and other considerations.
Use of proceeds
The net proceeds from the First Amendment would be used for general corporate purposes, including to fund in part (together with cash on the Company's balance sheet and up to $50 million drawn on the Company's revolving credit facility) the previously-announced acquisition of two 2017-built Suezmax tankers from Hyundai Samho Heavy Industries for an aggregate purchase price of approximately $116 million. The first vessel is expected to be delivered on July 20, 2017, and the second vessel is expected to be delivered on or around July 26, 2017. Following acquisition, the Company expects to employ these two vessels in a leading Suezmax pool and for the vessels to be technically managed by V.Ships, the third-party technical manager for the existing INSW fleet.
General

INSW is furnishing the information set forth above pursuant to Item 7.01, "Regulation FD Disclosure." The information contained in this current report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This current report (including any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC. (Registrant)

Date: July 18, 2017	By:		/s/James D. Small III
		Name: Title:	James D. Small III Chief Administrative Officer, Senior Vice President, Secretary and General Counsel